(SPACE BELOW FOR FILING STAMP ONLY)

Alan M. Mirman, Esq. (State Bar No. 66883)
MIRMAN,BUBMAN & NAHMIAS, LLP
21860 Burbank Blvd., Suite 360
Woodland Hills, California 91367
Tel: (818) 451-4600
Fax: (888) 451-7624

Attorneys for Plaintiff
Gottbetter Capital Master, Ltd.

SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF
LOS ANGELES, NORTHWEST DISTRICT, VAN NUYS COURTHOUSE EAST

GOTTBETTER CAPITAL MASTER, LTD., Plaintiff, vs. VERTICAL BRANDING, INC., a Delaware Corporation; and DOES 1 through 100, Defendants.	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO. EX PARTE ORDER APPOINTING RECEIVER AND ISSUING PRELIMINARY INJUNCTION IN AID OF THE RECEIVER EX PARTE HEARING: DATE: February 16, 2010 TIME: 8:30 a.m. DEPT: "T"

The Court, having considered the Complaint filed in this case, the Ex Parte Application for Appointment of Receiver and Issuance of Preliminary Injunction in Aid of the Receiver (“Application”), the Memorandum of Points and Authorities and declarations filed in support thereof, the Stipulation to Order Appointing Receiver and Issuing Preliminary Injunction in Aid of the Receiver, and oral argument at the hearing on the Application, and good cause appearing therefore, now orders as follows:

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[PROPOSED] ORDER APPOINTING RECEIVER

APPOINTMENT OF RECEIVER

1. Robb Evans & Associates, LLC shall be immediately appointed as receiver in this action (“Receiver”) to take over the possession, custody, and control of the property, assets, equipment, accounts receivable, business accounts, real property rent, tangible and intangible assets, furniture and other collateral ("Property") belonging to Defendant Vertical Branding, Inc. (“Vertical”).  Defendant is located and doing business at the following location:  16000 Ventura Boulevard, Suite 301, Encino, California 91436 and or 12100 Wilshire Boulevard, Suite 800, Los Angeles, California 90025 (“Vertical’s Office”).

2. Before entering upon his duties as a Receiver, the Receiver shall take the oath and file a bond with a corporate surety thereon approved by this Court in the amount of $10,000, to secure the faithful performance of his duties as the Receiver.

3. The Receiver is also required to disclose to all parties any financial relationship between the Receiver and any company he hires to assist him in his management of the receivership estate.

4. The Receiver’s appointment is contingent on the filing by Plaintiff Gottbetter Capital Master, Ltd. (“Gottbetter”) of an undertaking in the amount of $2,500 in the proper form pursuant to Section 566 of the Code of Civil Procedure.

5. Because Vertical and Gottbetter have stipulated to the appointment of a receiver and the issuance of a preliminary injunction in the aid of the receiver in the form of this Order, this Court has determined that there is no need for a noticed hearing to confirm the appointment of the receiver and issuance of injunctive relief in aid of the receiver, and the requirement for such a hearing is hereby waived.

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[PROPOSED] ORDER APPOINTING RECEIVER

POWERS AND RESPONSIBILITIES OF THE RECEIVER

6. Upon appointment, the Receiver shall have the following powers and responsibilities:

a. To enter, gain access and take possession of the Property and Vertical’s Office;

b. To receive the rents and profits from the Property, to care for, preserve, protect, and maintain Vertical’s Office and the Property; to incur the expenses necessary for such care, preservation, maintenance, and protection; and do all things done by, and to incur the risks and obligations ordinarily incurred by, owners, managers, and operators of similar businesses and properties, including, but not limited to, winding down and discontinuing those parts of Vertical’s business that are no longer producing income. No risks or obligations so incurred shall be at the personal risk or obligation of the Receiver, and/or his designated representative, but shall be a risk or obligation of the receivership estate;

c. To demand, collect and receive all monies, funds and payments, including, but not limited to, royalty payments, which may be due to Vertical (and any monies, funds and payments in possession of any of its subsidiaries, affiliates and controlled entities as to any funds in which Vertical has an interest) at the time of this Order and any time thereafter;

d. To take any and all steps necessary to receive, collect and review all mail addressed to Vertical, including, but not limited to, mail addressed to each and every one of Vertical’s employees, and any post office boxes held in the name of Vertical, and at the Receiver’s discretion, he is authorized to instruct the U.S. Postmaster to re-route, hold or release said mail to said Receiver.  Mail reviewed by the Receiver in the performance of his duties will promptly be made available for inspection to Vertical after review by the Receiver;

e. To take possession of all bank accounts of Vertical and chattel paper, wherever located and receive possession of any money on deposit in said bank accounts, and the receipt by the Receiver for said funds shall discharge said bank from further responsibility for accounting to said account holder for funds for which the Receiver shall give his receipt;

f. To establish bank accounts at any bank the Receiver deems appropriate for the deposit of monies and funds collected and received in connection with his administration of the receivership estate, provided that all funds on deposit are insured by an agency of the United States government;

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[PROPOSED] ORDER APPOINTING RECEIVER

g. To execute and prepare all documents and perform all acts, either in the name of Vertical, as is applicable, or in the Receiver’s own name, which are necessary and incidental to preserving, protecting, managing and controlling the Property. The Receiver will not, under any circumstances, be personally liable for any obligations incurred as a result of the exercise of this provision but instead, said obligation shall be the obligations of the receivership estate;

h. To take possession of all the books and records of Vertical wherever located, as the Receiver, and/or his designated representative, deems necessary for the property administration, management, and/or control of the estate;

i. The monies coming into possession of the Receiver and not expended for any of the purposes herein authorized, shall be paid over by the Receiver to Gottbetter for the payment of Vertical’s obligations to Gottbetter sued upon in the Complaint, subject however to (a) a reserve to cover anticipated administrative expenses of the receivership, including but not limited to fees and costs of the Receiver and his professionals; (b) the payment of specific obligations of Vertical that Gottbetter has agreed shall be paid in conjunction with payments to Gottbetter; and (c) to such orders as this Court may hereinafter issue;

j. To employ servants, agents, employees, appraisers, guards, clerks, accountants, attorneys and management consultants to administer the receivership estate and to protect the receivership estate as the Receiver deems necessary; to purchase insurance, materials, supplies and services and to pay therefore at the usual rate and prices out of funds that shall come into his possession; to pay reasonable value of said services out of the proceeds of the estate; and that no risk or obligation incurred by said Receiver shall be the personal risk or obligation of the Receiver, but shall be the risk or obligation of the receivership estate;

k. To employ Craig Welin and his law firm, Frandzel Robins Bloom & Csato, L.C., as the Receiver’s attorneys in connection with the above-entitled case, effective as of January 21, 2010.  Mr. Welin’s hourly rate is $395, and that of his partner Hal Goldflam is $315.  The hourly rate for associates whom Mr. Welin expects may be needed to render services on behalf of the Receiver is between $235 and $295.

l. Vertical shall notify the Receiver upon the Receiver’s taking possession of the receivership estate whether or not there is sufficient insurance coverage on the Property. If sufficient insurance coverage does exist, Vertical shall be responsible and is hereby ordered to name the Receiver as additional insured on the insurance policy(ies) for the period that the Receiver shall be in possession of the Property.  If there is insufficient insurance coverage, it is hereby ordered that the Receiver shall have thirty (30) working days to procure said insurance on the  Property, provided that the Receiver has funds available to do so, and during said period the Receiver shall not be personally responsible for claims arising or the for the procurement of insurance;

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m. To prepare periodic interim statements reflecting the Receiver’s fees and administrative costs and expenses incurred for said period in the operation and administration of the receivership estate.  If the Receiver does not receive a written objection to the statement within ten days of mailing said statement to the parties’ respective attorneys of record or any other designated personal agent,  the Receiver shall pay from the estate funds, if any, the amount of said statement. Despite the periodic statement of Receiver’s fees and administrative expenses, such fees and expenses shall be submitted to the Court for its approval and confirmation, in the form of either a noticed interim request for fees or a Receiver’s final account and report;

n. To institute ancillary proceedings in this State or other states and countries as is necessary to preserve and protect the receivership estate.  The Receiver may pay for the costs of such proceedings from the funds of the receivership estate;

o. To the extent feasible, the Receiver shall, within 30 days of his qualification hereunder, file in this action an inventory of all property of which he has taken possession pursuant to this Order and shall conduct periodic accountings thereafter; and

p. The Receiver, or any party to this action, may from time to time, and on due notice to all parties, make application to this Court for further orders instructing said Receiver.

PRELIMINARY INJUNCTION IN AID OF RECEIVER

7. Vertical and its officers, directors, agents, servants, and employees, and all persons or entities acting under, or in consort with them, or for them, are enjoined from the following and are restrained and enjoined from engaging in, or performing directly or indirectly, any or all of the foregoing acts:

a. Interfering, hindering or molesting in any way whatsoever the Receiver in the performance of the Receiver’s duties herein described and in the performance of any duties incident thereto;

b. Transferring, directly or indirectly, any interest by sale, pledge, grant of security interest, assignment, invoice or encumbering in any manner the Property, and all proceeds and products thereof;

c. Moving the physical location of the materials and/or equipment of Vertical from any location where it is presently located, and all proceeds and products thereof;

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d. Transferring, concealing, destroying, defacing, or altering any of Vertical’s books and records;

e. Diverting in any way of the proceeds from the accounts receivable and/or inventory;

f. Causing any mail to be forwarded to any address other than the post office box or business address supplied by the Receiver; and

g. Failing or refusing to immediately turn over the Receiver all monies, checks, funds or proceeds relating to the Property, and failing to make available to the Receiver for inspection and copying all non-privileged books and records relating to the Property.

8.  Except by leave of this Court, during the pendency of the receivership ordered herein, Vertical and all customers, principals, investors, collectors, stockholders, lessors, creditors and other persons seeking to establish or enforce any claim, right or interest against or on behalf of Vertical, or any of its subsidiaries or affiliates, and all others acting for or on behalf of such persons, including attorneys, trustees, agents, sheriffs, constables, marshals and other officers and their deputies, and their respective attorneys, agents, servants, and employees be and are hereby stayed from:

a. Commencing, prosecuting, continuing or enforcing any lawsuit, claim or proceeding against Vertical, or any of its subsidiaries or affiliates, except as to the filing, but not the continued prosecution, of such actions as may be filed to toll any applicable statutes of limitations.  This stay on litigation and claims includes, but is not limited to, the lawsuit entitled American Shipping Company, Inc. v. Vertical Branding, et al. (case no. NC053457), pending in the Los Angeles Superior Court;

b. Commencing, prosecuting, continuing or entering into any suit or proceeding in the name of or on behalf of Vertical, or any of its subsidiaries of affiliates;

c. Accelerating the due date of any obligation or claimed obligation, enforcing any lien upon, or taking or attempting to take possession of, or retaining possession of, any property of Vertical, or any of its subsidiaries or affiliates, or any property claimed by any of them or attempting to foreclose, forfeit, alter, or terminate any of Vertical’s or any of its subsidiaries’ or affiliates’ interest in property, including, without limitation, the establishment, granting or perfection of any security interest, whether such acts are part of a judicial proceeding or otherwise;

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d. Using self-help or executing or issuing, or causing the execution or issuance of any court attachment, subpoena, replevin, execution or other process for the purpose of impounding or taking possession of or interfering with, or creating or enforcing a lien upon any property, wheresoever located, owned by or in the possession of Vertical or any of its subsidiaries or affiliates, or the Receiver appointed pursuant to this Order or any agent appointed by said Receiver; and

e. Doing any action or thing whatsoever to interfere with the Receiver taking control, possession or management of the Property or any other property subject to this receivership or to in any way interfere in any manner with the Receiver, or to harass or interfere with the Receiver, or to harass or interfere with the duties of the Receiver, or to interfere in any manner with the exclusive jurisdiction of this Court over the property and assets of Vertical, or its subsidiaries or affiliates.  Provided however, nothing in this paragraph shall prohibit any federal or state law enforcement or regulatory authority from commencing or prosecuting an action against Vertical, or its subsidiaries or affiliates.

DATED:
____________________________
Judge of the Superior Court

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